Press Release

July 27, 2017	FOR IMMEDIATE RELEASE
CTS Announces Second Quarter 2017 Results
Improved sales growth
Lisle, Ill. - CTS Corporation (NYSE: CTS) today announced second quarter 2017 results.

•
Sales were $105.7 million, up 7.1% year-over-year. Sales to automotive customers increased 5.6%, and sales of electronic components increased 9.9%. The Noliac acquisition, completed in May 2017, added $1.5 million of sales in the second quarter of 2017. Organic sales of electronic components increased 5.3%.

•
Net earnings were $10.0 million or $0.30 per diluted share compared to $14.5 million or $0.44 per diluted share in the second quarter of 2016, which included a net gain on the sale of the Company’s Canadian facility of $11.1 million or $0.21 per share.

•	Adjusted EPS was $0.28 per diluted share versus $0.26 in the second quarter of 2016.

•	Total Booked Business was $1.542 billion at the end of the second quarter of 2017.
“We delivered mid-single digit organic sales growth,” said Kieran O’Sullivan, CEO of CTS Corporation. “Adjusted EPS grew 8% despite some one-time costs. The Noliac acquisition is another step in advancing our strategy, adding multilayer piezoelectric technology to our portfolio and expanding our capabilities in Europe.”
2017 Guidance
Management reaffirms its prior guidance. Full year 2017 sales are expected to be in the range of $405 to $420 million, as management continues to monitor market conditions. Adjusted earnings per diluted share for 2017 are expected to be in the range of $1.12 to $1.22.
Conference Call
As previously announced, the Company has scheduled a conference call at 11:00 a.m. (EDT) today to discuss the second quarter financial results. The dial-in number is 888-490-2759 (719-457-2663, if calling from outside the U.S.). The passcode is 317965. There will be a replay of the conference call from 2:00 p.m. (EDT) today through 2:00 p.m. (EDT) on Thursday, August 10, 2017. The telephone number for the replay is 888-203-1112 (719-457-0820, if calling from outside the U.S.). The replay passcode is 2589157. A live audio webcast of the conference call will be available and can be accessed directly from the Investors section of the website of CTS Corporation at www.ctscorp.com.

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About CTS
CTS (NYSE: CTS) is a leading designer and manufacturer of products that Sense, Connect and Move. CTS manufactures sensors, actuators and electronic components in North America, Europe and Asia, and supplies these products to OEMs in the aerospace, communications, defense, industrial, information technology, medical and transportation markets.
For more information visit www.ctscorp.com.
Safe Harbor
This document contains statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, any financial or other guidance, statements that reflect our current expectations concerning future results and events, and any other statements that are not based solely on historical fact. Forward-looking statements are based on management's expectations, certain assumptions and currently available information. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based on various assumptions as to future events, the occurrence of which necessarily are subject to uncertainties. These forward-looking statements are made subject to certain risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from those presented in the forward-looking statements. Many of these, and other, risks and uncertainties are discussed in further detail in Item 1A. of CTS’ Annual Report on Form 10-K. We undertake no obligation to publicly update our forward-looking statements to reflect new information or events or circumstances that arise after the date hereof, including market or industry changes.
Contact
Ashish Agrawal
Vice President and Chief Financial Officer

CTS Corporation
2375 Cabot Drive
Lisle, IL 60532
USA

Telephone: +1 (630) 577-8800
E-mail: ashish.agrawal@ctscorp.com

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016
Net sales	$105,686	$98,693	$205,840	$195,398
Cost of goods sold	69,892	64,236	135,822	127,472
Gross Margin	35,794	34,457	70,018	67,926
Selling, general and administrative expenses	15,809	15,764	31,055	30,411
Research and development expenses	6,049	5,967	12,052	12,130
Restructuring charges	729	206	1,507	206
(Gain) loss on sale of assets	(1)	(11,577)	1	(11,351)
Operating earnings	13,208	24,097	25,403	36,530
Other income (expense):
Interest expense	(752)	(1,009)	(1,436)	(1,829)
Interest income	298	331	551	879
Other income (expense)	1,170	(1,240)	1,631	(1,436)
Total other income (expense)	716	(1,918)	746	(2,386)
Earnings before income taxes	13,924	22,179	26,149	34,144
Income tax expense	3,958	7,692	7,699	11,794
Net earnings	$9,966	$14,487	$18,450	$22,350
Earnings per share:
Basic	0.30	0.44	0.56	0.68
Diluted	0.30	0.44	0.55	0.67

Basic weighted – average common shares outstanding:	32,890	32,759	32,846	32,695
Effect of dilutive securities	461	466	493	485
Diluted weighted – average common shares outstanding	33,351	33,225	33,339	33,180

Cash dividends declared per share	0.04	0.04	0.08	0.08

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CTS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars)

	(Unaudited)
	June 30,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$107,814	$113,805
Accounts receivable, net	66,737	62,612
Inventories, net	36,094	28,652
Other current assets	11,925	10,638
Total current assets	222,570	215,707
Property, plant and equipment, net	85,174	82,111
Other Assets
Prepaid pension asset	50,107	46,183
Goodwill	69,582	61,744
Other intangible assets, net	69,059	64,370
Deferred income taxes	40,373	45,839
Other	1,525	1,743
Total other assets	230,646	219,879
Total Assets	$538,390	$517,697
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term notes payable	$1,059	$1,006
Accounts payable	42,660	40,046
Accrued payroll and benefits	8,631	11,369
Accrued liabilities	42,213	45,708
Total current liabilities	94,563	98,129
Long-term debt	92,800	89,100
Post retirement obligations	6,913	7,006
Other long-term obligations	7,634	5,580
Total Liabilities	201,910	199,815
Commitments and Contingencies (Note 9)
Shareholders’ Equity
Common stock	304,715	302,832
Additional contributed capital	38,764	40,521
Retained earnings	426,797	410,979
Accumulated other comprehensive loss	(90,540)	(93,194)
Total shareholders’ equity before treasury stock	679,736	661,138
Treasury stock	(343,256)	(343,256)
Total shareholders’ equity	336,480	317,882
Total Liabilities and Shareholders’ Equity	$538,390	$517,697

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CTS CORPORATION AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATION

Earnings Per Share

The following table reconciles GAAP diluted earnings per share to adjusted diluted earnings per share for the Company:

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP diluted earnings per share	$0.30	$0.44	$0.55	$0.67

Tax affected charges to reported diluted earnings per share:
Restructuring charges	0.01	—	0.03	—
Foreign currency (gain) loss	(0.03)	0.03	(0.04)	0.04
Discrete tax items	(0.01)	—	(0.01)	—
Transaction costs	0.01	—	0.01	0.01
Gain on sale of facilities, net of expenses	$—	$(0.21)	$—	$(0.21)
Adjusted diluted earnings per share	$0.28	$0.26	$0.54	$0.51

Additional Information

The following table includes other financial information not presented in the preceding financial statements.

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Depreciation and amortization expense	$4,965	$4,904	$9,673	$8,925
Stock-based compensation expense	$807	$685	$1,687	$967

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Non-GAAP Financial Measures

Adjusted earnings per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share.

CTS adjusts for these items because they are discrete events, which have a significant impact on comparable GAAP financial measures and could distort an evaluation of our normal operating performance.

CTS uses an adjusted earnings per share measure to evaluate overall performance, establish plans and perform strategic analysis. Using this measure avoids distortion in the evaluation of operating results by eliminating the impact of events which are not related to normal operating performance. Because this measure is based on the exclusion or inclusion of specific items, they may not be comparable to measures used by other companies which have similar titles. CTS' management compensates for this limitation when performing peer comparisons by evaluating both GAAP and non-GAAP financial measures reported by peer companies. CTS believes that this measure is useful to its management, investors and stakeholders in that it:

•	provides a meaningful measure of CTS' operating performance,

•	reflects the results used by management in making decisions about the business, and

•	helps review and project CTS' performance over time.

We recommend that investors consider both actual and adjusted measures in evaluating the performance of CTS with peer companies.

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